Exhibit 5.1
February 27, 2026

Northwest Natural Holding Company
250 S.W. Taylor Street
Portland, Oregon 97204

Re: Northwest Natural Holding Company – Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Northwest Natural Holding Company, an Oregon corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, covering 1,150,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”), reserved for future issuance under the Company’s Long Term Incentive Plan (as amended as of October 1, 2018, February 23, 2023, February 22, 2024, and May 22, 2025, the “Plan”).

We have reviewed the corporate actions of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

In such examination, we have assumed: (i) the authenticity and completeness of all documents submitted to us as original documents and the genuineness of all signatures; (ii) the conformity to the authentic originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed; (iv) the legal capacity of each natural person executing the agreements described in this opinion; (v) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (vii) shares of the Common Stock that the board of directors of the Company reserved for issuance under the Plan will remain available for the issuance of the Shares; and (viii) none of the Company’s Amended and Restated Articles of Incorporation, as in effect on the date hereof, the Company’s Amended and Restated Bylaws, as in effect on the date hereof, nor any of the proceedings relating to either the Plan or any of the award agreements relating to the Shares will be rescinded, amended or otherwise modified prior to the issuance of the Shares. In making our examination of executed documents or documents to be executed, we have assumed that the parties to such documents, other than the Company, had or will have the power, corporate, trust or otherwise, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate, trust or otherwise, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plan and against proper payment and consideration thereof and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We express no opinion as to matters governed by any laws other than the corporate laws of the State of Oregon and the federal laws of the United States.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and no opinion should be inferred or implied beyond that expressly stated in this opinion.

Very truly yours,

/s/ Stoel Rives LLP

Stoel Rives LLP